Exhibit 99.1

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2025

and

Unaudited Pro Forma Consolidated Statement of Operations for the

year ended December 31, 2025

Summary of Unaudited Pro Forma Consolidated Financial Statements

The following pro forma financial information is presented in accordance with Article 11 of Regulation S-X promulgated the United States Securities and Exchange Commission (the “SEC”). In accordance with Article 11 of Regulation S-X, certain unaudited financial information for the properties disposed of since December 31, 2025 that are not individually significant have also been presented.

On October 23, 2025, Medalist Diversified REIT, Inc. (the “Company”), through its operating partnership, Medalist Diversified Holdings, LP (the “Operating Partnership”), and the Operating Partnership’s wholly owned subsidiaries, completed the disposition of that certain tract of real property containing a building at  2106 Statesville Blvd., Salisbury, NC, commonly known as Salisbury Marketplace Shopping Center (the “Salisbury Property”) to an unaffiliated purchaser.

On December 30, 2025, the Company, through the Operating Partnership and the Operating Partnership’s wholly owned subsidiaries, completed the disposition of those certain tracts of real property at 2545 Scottsville Road, Bowling Green, KY (the “Buffalo Wild Wings Property”) and 376 Dan Tibbs Road NW Huntsville, Madison County, Alabama (the “United Rentals Property”), each containing a single building, to an unaffiliated purchaser.

On February 13, 2026, the Company, through the Operating Partnership and the Operating Partnership’s wholly owned subsidiaries, completed the disposition of that certain tract of real property containing three buildings at 1244 Executive Boulevard, Chesapeake, Virginia, commonly known as Greenbrier Business Center (the “Greenbrier Property”) to an unaffiliated purchaser.

On February 27, 2026, the Company through the Operating Partnership and the Operating Partnership’s wholly owned subsidiaries, and PMI Parkway, LLC (“PMI”), a Delaware limited liability company not affiliated with the Company completed the disposition of that certain tract of real property containing three buildings at 2697 International Parkway, Virginia Beach, Virginia, commonly known as the Parkway Property (the “Parkway Property”) to an unaffiliated purchaser.

On March 30, 2026, the Company, through the Operating Partnership and the Operating Partnership’s wholly owned subsidiaries, completed the disposition of that certain tract of real property containing eight buildings at 3940 East Franklin Boulevard in Gastonia, North Carolina commonly known as the Shops at Franklin Square (the “Franklin Square Property”) to an unaffiliated purchaser.  Collectively, the five transactions are referenced herein as the “Dispositions.”

The following unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the audited consolidated balance sheet of Medalist Diversified REIT, Inc. and Subsidiaries as of December 31, 2025, and the audited consolidated statement of operations of Medalist Diversified REIT, Inc. and Subsidiaries for the year ended December 31, 2025.

The following unaudited pro forma consolidated balance sheet as of December 31, 2025 has been prepared to give effect to dispositions that have closed during 2026, specifically, the Greenbrier Property, Parkway Property and Franklin Square Property, as if these transactions had occurred on December 31, 2025.  The dispositions of the Salisbury, Buffalo Wild Wings and United Rentals properties closed prior to December 31, 2025 and these properties were not represented on the Company’s audited consolidated balance sheet as of December 31, 2025.  As a result, no adjustments to the December 31, 2025 audited consolidated balance sheet are required to reflect their disposition.

The following unaudited pro forma consolidated statement of operations for year ended December 31, 2025 has been prepared to give effect to the Dispositions as if these transactions had occurred on January 1, 2025.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. These unaudited pro forma consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the dispositions of the Greenbrier Property, the Parkway Property and the Franklin Square Property been consummated as of the dates indicated.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2025

		Pro Forma Adjustments (b)
						Pro Forma
		Pro Forma		Pro Forma		Adjustments
		Adjustments		Adjustments		Franklin Square
	Historical	Greenbrier Property		Parkway Property		Property		Pro Forma
	December 31, 2025 (a)	Disposition (i)		Disposition (ii)		Disposition (iii)		December 31, 2025
		(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
ASSETS
Investment properties, net	$41,187,188	$—		$—		$(15,463,511)	(c)	$25,723,677
Cash	2,631,964	3,631,304	(d)	2,587,895	(d)	10,632,356	(d)	19,483,519
Restricted cash	1,502,106	—		—		—		1,502,106
Rent and other receivables, net of allowance	387,782	—		—		—		387,782
Assets held for sale	28,299,993	(6,323,431)	(e)	(6,613,920)	(e)	—		15,362,642
Unbilled rent	1,272,531	(70,354)	(f)	(93,330)	(f)	(519,577)	(f)	589,270
Intangible assets, net	1,259,021	—		—		(39,152)	(g)	1,219,869
Other intangible assets	293,902	—		—		—		293,902
Other assets	905,124	—		—		—		905,124
Total Assets	$77,739,611	$(2,762,481)		$(4,119,355)		$(5,389,884)		$65,467,891

LIABILITIES
Accounts payable and accrued liabilities	$1,011,528	$—		$—		$—		$1,011,528
Liabilities associated with assets held for sale	19,002,311	(7,000,000)	(h)	(4,671,294)	(h)	—		7,331,017
Intangible liabilities, net	784,987	—		—		(30,109)	(i)	754,878
Mortgages payable, net	32,828,863	—		—		(13,119,680)	(j)	19,709,183
Total Liabilities	$53,627,689	$(7,000,000)		$(4,671,294)		$(13,149,789)		$28,806,606

EQUITY
Common stock	$11,100	$—		$—		$—		$11,100
Additional paid-in capital	51,957,534	—		—		—		51,957,534
Offering costs	(3,777,793)	—		—		—		(3,777,793)
Accumulated deficit	(38,761,731)	2,117,912	(k)	464,836	(k)	3,878,401	(k)	(32,300,582)
Total Shareholders' Equity	9,429,110	2,117,912		464,836		3,878,401		15,890,259
Noncontrolling interests - Parkway Property	378,105	—		(378,105)	(l)	—		—
Noncontrolling interests - Operating Partnership	14,304,707	2,119,607	(m)	465,208	(m)	3,881,505	(m)	20,771,027
Total Equity	$24,111,922	$4,237,519		$551,939		$7,759,905		$36,661,285
Total Liabilities and Equity	$77,739,611	$(2,762,481)		$(4,119,355)		$(5,389,884)		$65,467,891

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2025

Notes to unaudited pro forma consolidated balance sheet as of December 31, 2025

(a)	Historical financial information was derived from the audited consolidated balance sheet of the Company as of December 31, 2025.

(b)	Represents the impact of the Greenbrier, Parkway and Franklin Square dispositions as if each transaction had occurred on December 31, 2025.

i.	On February 13, 2026, the Company closed on the sale of the Greenbrier Property. The total sales price received for the Greenbrier Property was $11,000,000. The Company used $7,000,000 of the proceeds from the sale of the Greenbrier Property to repay a portion of the Wells Fargo Mortgage Facility that was cross collateralized by the Greenbrier Property

ii.	On February 27, 2026, the Company and PMI, the Company’s tenant-in-common co-owner, closed on the sale of the Parkway Property. The total sales price received for the Property was $7,825,000. The Company and PMI used $4,735,614 of the proceeds from the sale of the Parkway Property to fully repay the mortgage loan collateralized by the Parkway Property.

iii.	On March 30, 2026, the Company, closed on the sale of the Franklin Square Property. The total sales price received for the Property was $24,100,000. The Company used $12,954,175 of the proceeds from the sale of the Franklin Square Property to fully repay the mortgage loan collateralized by the Franklin Square Property.

(c)	Represents the book value of the Franklin Square Property which, as of December 31, 2025, had not yet been transferred to assets held for sale.

(d)	Represents the net cash proceeds of each of the transactions, net of pro rated operating items and the extinguishment of certain liabilities, including tenant security deposits transferred to the buyer.

(e)	Represents the book value of the Greenbrier and Parkway Properties which, as of December 31, 2025, had been transferred to assets held for sale.

(f)	Represents the book value of unbilled rent as of December 31, 2025.

(g)	Represents the book value of the intangible assets associated with the Franklin Square Property which, as of December 31, 2025, had not yet been transferred to assets held for sale.

(h)	Represents the repayment of mortgages payable, net, associated with assets held for sale.

(i)	Represents the book value of the intangible liabilities associated with the Franklin Square Property which, as of December 31, 2025, had not yet been transferred to liabilities associated with assets held for sale.

(j)	Represents the repayment of mortgages payable, net, associated with the Franklin Square Property which, as of December 31, 2025, had not yet been transferred to liabilities associated with assets held for sale.

(k)	Represents the Company’s interest in the gain on disposition of investment properties.

(l)	Represents PMI’s non-controlling 18% interest in the gain on sale of the Parkway Property.

(m)	Represents the Operating Partnership’s non-controlling interest in the gain on sale. As of December 31, 2025, the OP Units not held by the Company represent 50.02% of the outstanding OP Units.

Medalist Diversified REIT, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2025

		Pro Forma Adjustments (b)
				Pro Forma
				Adjustments
	Historical	Pro Forma		Buffalo Wild		Pro Forma		Pro Forma		Pro Forma
	Year Ended	Adjustments		Wings and		Adjustments		Adjustments		Adjustments		Pro Forma
	December 31, 2025	Salisbury		United Rentals		Greenbrier		Parkway		Franklin Square		Year Ended
	(a)	Disposition		Dispositions		Disposition		Disposition		Disposition		December 31, 2025
		(unaudited)		(unaudited)		(unaudited)		(unaudited)		(unaudited)		(unaudited)
REVENUE
Retail center property revenues	$6,313,227	$767,676	(c)	$—		$—		$—		$2,634,259	(c)	$2,911,292
Flex center property revenues	2,820,588	—		—		1,103,839	(c)	871,771	(c)	—		844,978
Single tenant net lease property revenues	1,262,803	—		294,239	(c)	—		—		—		968,564
Total Revenue	$10,396,618	$767,676		$294,239		$1,103,839		$871,771		$2,634,259		$4,724,834

OPERATING EXPENSES
Retail center property operating expenses	$1,874,296	$207,159	(d)	$—		$—		$—		$648,597	(d)	$1,018,540
Flex center property operating expenses	728,820	—		—		238,139	(d)	234,480	(d)	—		256,201
Single tenant net lease property expenses	175,116	—		—		—		—		—		175,116
Bad debt expense	2,382	1,061	(e)	—		1,160	(e)	161	(e)	—		-
Share based compensation expenses	397,182	—		—		—		—		—		397,182
Legal, accounting and other professional fees	1,594,707	—		—		—		—		—		1,594,707
Corporate general and administrative expenses	1,283,334	—		—		—		—		—		1,283,334
Loss on impairment	74,328	—		—		3,400	(f)	—		56,957	(f)	13,971
Impairment of assets held for sale	662,394	—		542,394	(g)	—		—		—		120,000
Depreciation and amortization	3,347,577	281,485	(h)	165,201	(h)	206,664	(h)	284,563	(h)	678,496	(h)	1,731,168
Total Operating Expenses	10,140,136	489,705		707,595		449,363		519,204		1,384,050		6,590,219
Gain (loss) on disposal of investment properties	731,439	841,278	(i)	(109,839)	(i)	—		—		—		-
Loss on redemption of mandatorily redeemable preferred stock	(9,375)	—		—		—		—		—		(9,375)
Loss on extinguishment of debt	(430,644)	—		—		—		—		—		(430,644)
Operating Income (Loss)	547,902	1,119,249		(523,195)		654,476		352,567		1,250,209		(2,305,404)
Interest expense	2,620,396	208,496	(j)	—		246,882	(j)	256,639	(j)	535,041	(j)	1,373,338
Net (Loss) Income from Operations	(2,072,494)	910,753		(523,195)		407,594		95,928		715,168		(3,678,742)
Other income	361,498	—		—		—		—		320,670	(k)	40,828
Other expense	(224,777)	—		—		—		(90,166)	(l)	—		(134,611)
Net (Loss) Income	(1,935,773)	910,753		(523,195)		407,594		5,762		1,035,838		(3,772,525)
Less: Net income attributable to Parkway Property noncontrolling interests	1,036	—		—		—		1,036	(m)	—		-
Less: Net income (loss) attributable to Operating Partnership noncontrolling interests	452,028	410,841	(n)	(236,013)	(n)	183,865	(n)	2,132	(n)	467,267	(n)	(376,063)
Net (Loss) Income Attributable to Medalist Common Shareholders	$(2,388,837)	$499,912		$(287,182)		$223,728		$2,594		$568,571		$(3,396,461)

Loss per share from operations - basic and diluted	$(1.90)											$(2.70)
Weighted-average number of shares - basic and diluted	1,258,602											1,258,602

Dividends paid per common share	$0.2675											$0.2675

See notes to unaudited pro forma consolidated financial statements

MEDALIST DIVERSIFIED REIT, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

Notes to unaudited pro forma consolidated statement of operations for the year ended December 31, 2025

(a)	Historical financial information was derived from the audited consolidated statement of operations of the Company for the year ended December 31, 2025.

(b)	Represents the impact of the Dispositions to the Company’s statement of operations as if each transaction had occurred on January 1, 2025. Each adjustment reflects a reduction of revenues and expenses associated with each property as if the Company had not owned the property during the year ended December 31, 2025.

(c)	Represents the revenues recognized during the year ended December 31, 2025.

(d)	Represents the property operating expenses incurred during the year ended December 31, 2025.

(e)	Represents the bad debt expense recognized during the year ended December 31, 2025.

(f)	Represents the loss on impairment incurred during the year ended December 31, 2025.

(g)	Represents the impairment of assets held for sale recognized during the year ended December 31, 2025.

(h)	Represents the depreciation and amortization expenses recorded during the year ended December 31, 2025.

(i)	Represents the gain on sale for the Salisbury Property and loss on sale for the Buffalo Wild Wings and United Rentals Properties recognized during the year ended December 31, 2025.

(j)	Represents interest expense incurred for the year ended December 31, 2025. For the Salisbury and Greenbrier Properties, this represents an allocation of interest expense from the Wells Fargo Mortgage Facility incurred during the year ended December 31, 2025. The Wells Fargo Mortgage Facility was collateralized by the Salisbury and Greenbrier Properties, and the Company’s Lancer Center Property. The total interest paid under the Wells Fargo Mortgage Facility is allocated to each property based on the relationship of each property’s appraised value at the initiation of the Wells Fargo Mortgage Facility to the total appraised value of the three collateral properties.

(k)	Represents other income consisting of lease termination fees and insurance proceeds recognized during the year ended December 31, 2025.

(l)	Represents other expense, consisting of the change in the fair value of the interest rate cap, recognized during the year ended December 31, 2025.

(m)	Represents PMI’s 18% non-controlling interest in Parkway’s net income for the year ended December 31, 2025.

(n)	Represents the Operating Partnership’s non-controlling interest in each respective property’s net income (loss). During the year ended December 31, 2025, a weighted average of 45.11% of the Operating Partnership’s net loss was allocated to the noncontrolling unit holders.